Calculation of Filing Fee Tables
S-8
System1, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share, to be issued under System1, Inc. 2022 Incentive Award Plan	Other	744,589	$ 2.85	$ 2,122,078.65	0.0001381	$ 293.06
Total Offering Amounts:						$ 2,122,078.65		$ 293.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 293.06
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), this registration statement on Form S-8 (Registration Statement) covers any additional number of shares of Class A Common Stock, par value $0.0001 per share (Common Stock), of System1, Inc. (the Company) that become issuable under the System1, Inc. 2022 Incentive Award Plan (as amended, the 2022 Plan) by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (2) Represents 247,575 shares of Common Stock that became available for issuance under the 2022 Plan pursuant to that certain First Amendment to the Plan. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Companys shares of Common Stock as reported on the New York Stock Exchange on June 22, 2025, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources